Vertro, Inc.	Press Release
Alex Vlasto
VP, Marketing & Communications
alex.vlasto@vertro.com
(212) 231-2000

Vertro, Inc. Announces First Quarter 2010 Results

$0.5 million in GAAP Net Income and EBITDA from Continued Operations; Revenue Up 31% Year-Over-Year

NEW YORK, NY – May 11, 2010 – Vertro, Inc. (NASDAQ: VTRO), today reported financial results for the first quarter ended March 31, 2010.

Summary of First Quarter 2010 Results from Continuing Operations:

•	Revenue of $8.1 million in Q1 2010, compared to revenue of $8.0 million in Q4 2009;

•	Gross margins of 94% in Q1 2010, comparable to the 95% gross margins in Q4 2009;

•
GAAP net income from continuing operations of $0.5 million or $0.02 per basic share in Q1 2010, compared to GAAP net income from continuing operations of $0.8 million or $0.02 per basic share in Q4 2009. Q1 2010 GAAP net income included a $0.3 million gain from the sale of an Internet domain name. Q4 2009 GAAP net income included a $0.4 million gain from the sale of a patent and a $0.3 million tax benefit.

•
EBITDA of $0.5 million in Q1 2010, compared to EBITDA of $0.4 million in Q4 2009. Q1 2010 EBITDA included $0.2 million non-cash compensation expense and a $0.3 million gain from the sale of an Internet domain name. Q4 2009 EBITDA included $0.2 million non-cash compensation expense and a $0.4 million gain from the sale of a patent.

•
Adjusted EBITDA of $0.4 million in Q1 2010, compared to Adjusted EBITDA of $0.3 million in Q4 2009. Q1 2010 Adjusted EBITDA excluded $0.2 million non-cash compensation expense and a $0.3 million gain from the sale of an Internet domain name. Q4 2009 Adjusted EBITDA excluded $0.2 million non-cash compensation expense and a $0.4 million gain from the sale of a patent.

“Q1 2010 was a solid quarter in which we achieved a 31% year-over-year revenue increase, added cash to our balance sheet, and delivered on our forecast of EBITDA profitability for the second consecutive quarter,” commented Peter Corrao, Vertro’s President and CEO.

“Over the course of the quarter search queries, live toolbar users and homepage unique users all saw strong growth both nationally and internationally and we believe this growth will provide a foundation for us to deliver sequential quarterly top line growth and EBITDA profitability for the remainder of 2010.”

First Quarter 2010 Results from Continuing Operations

Revenue was $8.1 million in Q1 2010, compared to Q4 2009 revenue of $8.0 million.

Gross margins were 94% in Q1 2010, compared to 95% in Q4 2009. Gross margin excludes advertising spend of $4.9 million in both Q1 2010 and Q4 2009, which is included in consolidated operating expenses within the marketing and sales category.

Operating expenses were $7.4 million in Q1 2010, compared to $7.5 million in Q4 2009. The operating expenses in Q1 2010 and Q4 2009 included $0.2 million of non-cash compensation expense.

EBITDA was $0.5 million in Q1 2010, compared to EBITDA of $0.4 million in Q4 2009. Q1 2010 included $0.2 million non-cash compensation expense and a $0.3 million gain from the sale of an Internet domain name. Q4 2009 EBITDA included $0.2 million non-cash compensation expense and a $0.4 million gain from the sale of a patent.

Adjusted EBITDA was $0.4 million in Q1 2010 compared to Adjusted EBITDA of $0.3 million in Q4 2009. Q1 2010 Adjusted EBITDA excluded $0.2 million non-cash compensation expense and a $0.3 million gain from the sale of an Internet domain name. Q4 2009 Adjusted EBITDA excluded $0.2 million non-cash compensation expense and a $0.4 million gain from the sale of a patent.

GAAP net income was $0.5 million or $0.02 per basic share in Q1 2010, compared to GAAP net income of $0.8 million or $0.02 per basic share in Q4 2009. Q1 2010 GAAP net income included a $0.3 million gain from the sale of an Internet domain name. Q4 2009 GAAP net income included a $0.4 million gain from the sale of a patent and a $0.3 million tax benefit.

Adjusted net income was $0.4 million or $0.01 per diluted share in Q1 2010, compared to Adjusted net income of $0.7 million or $0.02 per diluted share in Q4 2009. Q1 2010 Adjusted net income excluded $0.2 million in non-cash compensation expense and a $0.3 million gain from the sale of a domain. Q4 2009 Adjusted net income excluded $0.2 million in non-cash compensation expense and a $0.4 million gain from the sale of a patent.

Cash and cash equivalents were $5.2 million at March 31, 2010, an increase of $0.4 million from December 31, 2009 cash of $4.8 million. The increase was primarily a result of cash generated from the sale of a domain.

As of March 31, 2010, the Company had an active base of 42 full time employees, comparable with December 31, 2009.

Selected metrics from continuing operations for Q1 2010 are available on Vertro’s investor relations website at: http://ir.vertro.com/results.cfm

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on Tuesday, May 11, 2010, at approximately 8:00 a.m. ET. Details of the call for interested parties are as follows:

Date: Tuesday, May 11, 2010
Time: 8:00 a.m. ET
Dial-in numbers: (877) 353-0044 / (970) 315-0525 (Intl.)
Live webcast: http://ir.vertro.com/events.cfm
Conference call replay: http://ir.vertro.com/events.cfm

Vertro believes that “EBITDA”, “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant changes in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions that have since been written off. Vertro defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. Vertro uses EBITDA and Adjusted EBITDA as internal measures of its business and believes they are utilized as important measures of performance by the investment community. Vertro sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. Vertro defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. Vertro believes the use of these measures does not lessen the importance of GAAP measures.

About Vertro, Inc.
Vertro, Inc. (NASDAQ:VTRO) is an Internet company that owns and operates the ALOT product portfolio. ALOT's products are designed to 'Make the Internet Easy' by enhancing the way consumers engage with content online. Through ALOT, Internet users can discover best-of-the-web content and display that content through customizable toolbar, homepage and desktop products. ALOT has millions of live users across its product portfolio. Together these users conduct high-volumes of type-in search queries, which are monetized through third-party search and content agreements.

Source: VTRO-E

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, and (4) the potential acceptance of new products in the market. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2009 and the Form 10-Q for Q1 2010.

Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “EBITDA”, “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Vertro provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to net income/loss and net income/loss per share for the three months ended March 31, 2010 are included in this press release is set forth below.

Vertro, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
	Three Months	Three Months
	Ended	Ended
	March 31, 2010	March 31, 2009
	(unaudited)	(unaudited)
Revenues	$8,104	$6,234
Cost of services	506	456
Gross profit	7,598	5,778
Operating expenses
Marketing and sales	5,448	4,753
General and administrative	1,436	3,077
Product development	549	698
Total operating expenses	7,433	8,528
Income (loss) from operations	165	(2,750)
Gain on sale of domain name	285	-
Interest income (expense), net	-	(82)
Exchange rate gain	70	-
Income (loss) before provision for income taxes	520	(2,832)
Income tax expense	25	14
Net income (loss) from continuing operations	495	(2,846)
Income (loss) from discontinued operations, net of income tax	804	(5,158)
Gain on sale of discontinued operations, net of income tax	-	6,926
Net income (loss)	$1,299	$(1,078)
Basic earnings (loss) per share	`
Continuing operations	$0.02	$(0.08)
Discontinued operations	$0.02	$0.05
Diluted earnings (loss) per share
Continuing operations	$0.02	$(0.08)
Discontinued operations	$0.02	$0.05
Weighted-average number of common shares outstanding
Basic	34,154	33,197
Diluted	35,276	33,197

Vertro, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
	Three Months	Three Months
	Ended	Ended
	March 31, 2010	December 31, 2009
	(unaudited)	(unaudited)
Revenues	$8,104	$8,008
Cost of services	506	387
Gross profit	7,598	7,621
Operating expenses
Marketing and sales	5,448	5,351
General and administrative	1,436	1,641
Product development	549	525
Total operating expenses	7,433	7,517
Income from operations	165	104
Other income	285	360
Exchange rate gain	70	11
Income before provision for income taxes	520	475
Income tax expense (gain)	25	(313)
Net income from continuing operations	495	788
Income/(loss) from discontinued operations, net of income tax	804	(30)
Net income	$1,299	$758
Basic earnings per share
Continuing operations	$0.02	$0.02
Discontinued operations	$0.02	$0.00
Diluted earnings per share
Continuing operations	$0.02	$0.02
Discontinued operations	$0.02	$0.00
Weighted-average number of common shares outstanding
Basic	34,154	33,869
Diluted	35,276	33,869

Vertro, Inc.
Reconciliations to Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months	Three Months
Additional information:	Ended	Ended
	March 31, 2010	March 31, 2009

Adjusted EBITDA	$388	$(2,264)
Adjusted net income (loss)	$424	$(2,386)
Adjusted net income (loss) per share - basic	$0.01	$(0.07)
Adjusted net income (loss) per share - diluted	$0.01	$(0.07)

	Three Months	Three Months
Additional information:	Ended	Ended
	March 31, 2010	December 31, 2009

Adjusted EBITDA	$388	$321
Adjusted net income	$424	$662
Adjusted net income per share - basic	$0.01	$0.02
Adjusted net income per share - diluted	$0.01	$0.02

	Three Months	Three Months
	Ended	Ended
Reconciliation of Net Income (Loss) to Adjusted EBITDA	March 31, 2010	March 31, 2009
Income (Loss) from continuing operations	$495	$(2,846)
Interest income (expense), net and exchange rate loss	(70)	82
Income tax expense	25	14
Depreciation	9	26
EBITDA	459	(2,724)
Gain on Sale of domain name	(285)	-
Non-Cash Compensation	214	460
Adjusted EBITDA	$388	$(2,264)

	Three Months	Three Months
	Ended	Ended
Reconciliation of Net Income to Adjusted EBITDA	March 31, 2010	December 31, 2009
Income from continuing operations	$495	$788
Interest income , net and exchange rate gain	(70)	(11)
Income tax expense (benefit)	25	(313)
Depreciation	9	(17)
EBITDA	459	447
Other Income	(285)	(360)
Non-Cash Compensation	214	234
Adjusted EBITDA	$388	$321

	Three Months	Three Months
	Ended	Ended
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	March 31, 2010	March 31, 2009
Income (loss) from continuing operations	$495	$(2,846)
Gain on sale of domain name	(285)	-
Non-cash compensation	214	460
Adjusted net income (loss)	$424	$(2,386)
Adjusted net income (loss) per share - basic	0.01	(0.07)
Adjusted net income (loss) per share - diluted	0.01	(0.07)
Shares used in per share calculation - basic	34,154	33,197
Shares used in per share calculation - diluted	35,276	33,197

	Three Months	Three Months
	Ended	Ended
	March 31, 2010	December 31, 2009
Reconciliation of Net Income to Adjusted Net Income
Income from continuing operations	$495	$788
Other income	(285)	(360)
Non-cash compensation	214	234
Adjusted net income	$424	$662
Adjusted net Income per share - basic	$0.01	$0.02
Adjusted net Income per share - diluted	$0.01	$0.02
Shares used in per share calculation - basic	34,154	33,869
Shares used in per share calculation - diluted	35,276	33,869

Vertro, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

	March 31,	December 31,
	2010	2009
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,170	$4,837
Accounts receivable, less allowances of $640 and $679 at March 31, 2010 and December 31, 2009.	3,067	3,041
Income tax receivable	368	695
Prepaid expenses and other current assets	612	651

TOTAL CURRENT ASSETS	9,217	9,224

Property and equipment, net	91	71
Restricted cash	200	200
Other assets	415	517

TOTAL ASSETS	$9,923	$10,012

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,643	$4,706
Accrued expenses	2,612	2,778
Income Tax Payable	11	299
Deferred revenue	11	25

TOTAL CURRENT LIABILITIES	6,277	7,808

Other long-term liabilities	1,363	1,365

TOTAL LIABILITIES	7,640	9,173

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	-	-
Common stock, $.001 par value; authorized, 200,000 shares; issued 36,119 and 35,642 respectively; outstanding 34,166 and 33,852, respectively	36	35
Additional paid-in capital	270,904	270,690
Treasury stock; 1,953 and 1,790 shares at cost, respectively	(6,792)	(6,722)
Accumulated other comprehensive income	12,914	12,914
Accumulated Deficit	(274,779)	(276,078)

TOTAL STOCKHOLDERS' EQUITY	2,283	839

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,923	$10,012